Exhibit 10.12

Execution Copy
THIRD AMENDING AGREEMENT

THIS THIRD AMENDING AGREEMENT is made as of the 25th day of July, 2008 by and between Stephen Parks (the “Employee”), a resident of the State of Mississippi, and OccuLogix, Inc. (the “Employer”), a corporation incorporated under the laws of the State of Delaware, and having its executive offices at 2600 Skymark Avenue, Building 9, Suite 201, Mississauga, Ontario, L4W 5B2.

WHEREAS, the Employer and the Employee entered into a termination agreement dated as of January 4, 2008 (the “Termination Agreement”) pursuant to which the Employee’s employment with the Employer, as its Vice President, Sales, was terminated;

AND WHEREAS, capitalized terms used in this Third Amending Agreement, but not otherwise defined, shall have the respective meanings attributed to such terms in the Termination Agreement;

AND WHEREAS, the Employer and the Employee entered into an amending agreement dated as of March 3, 2008 (the “Amending Agreement”) pursuant to which they agreed that the Employer may pay the Employee up to 50% of the Severance Balance by granting to the Employee stock options under the Stock Option Plan;

AND WHEREAS, the Employer and the Employee entered into an amending agreement dated as of June 16, 2008 (the “Second Amending Agreement”) pursuant to which they agreed to, among other things, an amendment to the earliest date on which the Severance Balance will become due and payable to the Employee;

AND WHEREAS, on May 20, 2008, the Employer filed a preliminary proxy statement (the “Preliminary Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”), which is currently the subject of review by the SEC, proposing a number of transactions for the approval of the Employer’s stockholders, including the approval and adoption of a certain Securities Purchase Agreement pursuant to which the Employer has agreed to sell shares of its common stock to the investors party thereto, and the investors party thereto have agreed to purchase shares of the Employer’s common stock, upon the terms and conditions provided for therein (the “Private Placement”);

AND WHEREAS, as part of the SEC review process, the Employer will revise the Preliminary Proxy Statement to have it reflect the current terms of the transactions proposed therein, including the Private Placement;

AND WHEREAS, the Employer has advised the Employee that, upon clearing the SEC review process, the Employer will file and mail the final version of the Preliminary Proxy Statement (the “Proxy Statement”) and convene a meeting of its stockholders (the “Stockholders Meeting”);

AND WHEREAS, the Employer has advised the Employee that it will not be able to pay the Severance Balance on or prior to September 1, 2008, and they mutually have agreed to extend the deadline by which the Severance Balance must be paid;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Third Amending Agreement and the Termination Agreement, as amended by the Amending Agreement and the Second Amending Agreement, and the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

1.	AMENDMENT

1.1           Notwithstanding the first sentence of Section 3.2 of the Termination Agreement, as such Section 3.2 has been amended by the Second Amending Agreement, subject to Section 3.4 of the Termination Agreement, as such Section 3.4 has been amended by the Amending Agreement, on the earliest to occur of (i) October 31, 2008, (ii) the termination of the Stockholders Meeting, provided that the requisite approval of the Employer’s stockholders for the Private Placement or any of the proposed transactions on which the Private Placement is conditioned, all as described and provided for in the Proxy Statement, is not obtained at the Stockholders Meeting, (iii) the closing of the Private Placement and (iv) a Change of Control, the Employer shall pay the Employee, in a lump sum, the Severance Balance.

1.2           Section 6.2 of the Termination Agreement, as such Section 6.2 has been amended by the Second Amending Agreement, is hereby deleted in its entirety and replaced with the following Section 6.2:

6.2           The Employer shall use commercially reasonable efforts to obtain the Requisite Stockholder Approval, which covenant shall terminate and become null and void, and be of no more force or effect, upon the earlier to occur of (i) the date on which a meeting of the Employer’s stockholders may be convened to obtain the Requisite Stockholder Approval and (ii) October 31, 2008.

1.3           The Termination Agreement, as amended by the Amending Agreement and the Second Amending Agreement, remains in full force and effect, unamended, other than as specifically amended by this Third Amending Agreement.

2.	ACKNOWLEDGEMENT

2.1           The Employee hereby acknowledges that:

(a)	He has had sufficient time to review and consider this Third Amending Agreement thoroughly;

(b)	He has read and understands the terms of this Third Amending Agreement and his obligations hereunder;

(c)	He has been given an opportunity to obtain independent legal advice, or such other advice as he may desire, concerning the interpretation and effect of this Third Amending Agreement; and

(d)	He is entering this Third Amending Agreement voluntarily and without any pressure from the Employer.

3.	MISCELLANEOUS

3.1           The headings in this Third Amending Agreement are included solely for convenience of reference and shall not affect the construction or interpretation hereof.

3.2           The parties hereto expressly agree that nothing in this Third Amending Agreement shall be construed as an admission of liability.

3.3           This Third Amending Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, trustees, administrators, successors and assigns.

3.4           This Third Amending Agreement and the Termination Agreement, as amended by the Amending Agreement and the Second Amending Agreement, constitute the entire agreement between the parties hereto pertaining to the subject matter of the termination of the Employee’s employment with the Employer.  This Third Amending Agreement, together with the Termination Agreement, as amended by the Amending Agreement and the Second Amending Agreement, supersede and replace all prior agreements, if any, written or oral, with respect to such subject matter and any rights which the Employee may have by reason of any such prior agreements or by reason of the Employee’s employment with the Employer.  There are no representations, warranties or agreements between the parties hereto in connection with the subject matter of this Third Amending Agreement, except as specifically set forth herein.  No reliance is placed on any representation, opinion, advice or assertion of fact made by the Employer or any of its officers, directors, agents or employees to the Employee, except to the extent that the same has been reduced to writing and included as a term of this Third Amending Agreement or the Termination Agreement, as amended by the Amending Agreement and the Second Amending Agreement.  Accordingly, there shall be no liability, either in tort or in contract, assessed in relation to any such representation, opinion, advice or assertion of fact, except to the extent aforesaid.

3.5           Each of the provisions contained in this Third Amending Agreement is distinct and severable, and a declaration of invalidity or unenforceability of any provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof.

3.6           This Third Amending Agreement shall be governed by, and construed in accordance with, the laws of the State of Mississippi, without regard to its conflicts of laws rules which shall be deemed inapplicable to this Third Amending Agreement.

3.7           This Third Amending Agreement may be signed in counterparts and delivered by facsimile transmission or other electronic means, and each of such counterparts shall constitute an original document, and such counterparts, taken together, shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Third Amending Agreement as of the date set forth above.

OCCULOGIX, INC.

By:	/s/ Suh Kim
Suh Kim
General Counsel

/s/ Stephen Parks
Signature of Witness	Stephen Parks

Name of Witness (please print)